THIRD AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

CROSSINGBRIDGE ADVISORS, LLC

THIS THIRD AMENDMENT dated as of […], 2023, to the Operating Expense Limitation Agreement, dated as of November 3, 2017, as amended October 24, 2019 and February 19, 2021 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each a “Fund,” and collectively the “Funds”), and CROSSINGBRIDGE ADVISORS, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to add the RiverPark Strategic Income Fund, as set forth on Schedule A to the Agreement; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the sole purpose of adding the RiverPark Strategic Income Fund, to be effective at the time the RiverPark Strategic Income Fund commences operations pursuant to an effective amendment to the Trust's Registration Statement under the Securities Act of 1933, as amended.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS on behalf its series listed on Amended Schedule A	CROSSINGBRIDGE ADVISORS, LLC

By:	By:
Name: John P. Buckel	Name:
Title: President	Title:

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

CROSSINGBRIDGE ADVISORS, LLC

Series and Class of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
CrossingBridge Low Duration High Yield Fund	0.80%
CrossingBridge Ultra-Short Duration Fund	0.80%
CrossingBridge Responsible Credit Fund	0.80%
RiverPark Strategic Income Fund	0.82%